Exhibit 99.1

Expion360 Selected as Exclusive Supplier of Lithium-Ion Batteries for Major Brand Overland Trailer Available Through SUV Dealerships Nationwide

REDMOND, OR / ACCESSWIRE / Dec. 22, 2022 / Expion360, Inc. (NASDAQ:XPON), an industry leader in lithium ion battery power storage solutions, has been selected as the exclusive supplier of high-energy lithium ion batteries for an overland trailer to be branded and sold by a top U.S. sports utility vehicle manufacturer.

Inspired by military ruggedized surveillance trailers and developed by leaders in advanced vehicle engineering, the award-winning overland trailer sets a new benchmark for off-road performance, comfort and clean power capability.

Expion360 state-of-the-art Li-ion batteries have been integrated as a key element of the trailer’s onboard solar-powered storage system. Power systems equipped with Expion360 lithium batteries will be included as standard equipment on the top models.

Expion360 plans to begin shipping lithium batteries to the trailer manufacturer in the first quarter of 2023. Expion360 looks forward to a long and prosperous relationship with this manufacturer.

The overland trailer is expected to be available for purchase through more than 5,000 SUV dealers across North America starting early next year.

"Overland enthusiasts are always looking for ways to go further and do more in the Great Outdoors, and they can now do it with the most rugged and reliable onboard power system available today powered by Expion360," stated company CEO, John Yozamp. “Our Expion360 batteries will enable overland trailer owners to truly Power the Pursuit™ of their adventures.”

Expion360 lithium batteries offer greater capacity and space savings compared to lead-acid batteries, as well as superior design, construction and reliability versus alternative Li-ion batteries. Since Expion360 batteries utilize lithium iron phosphate (LiFePO4), they can have a lifespan of 12 years or three to four times the life of most lead-acid batteries.

“Among all the alternative battery suppliers the trailer manufacturer considered, we believe they found Expion360 to be the best at designing and building batteries that can withstand the toughest outdoor environments, yet in the most energy-dense, compact form factor,” said Yozamp.

Despite being half the weight, Expion360 lithium batteries can provide three times the power and 10 times the number of charging cycles compared to standard lead-acid batteries. Expion360 batteries feature specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections that provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

“This major exclusive supply agreement with a leading overland trailer manufacturer represents a strong validation of our batteries’ superior design and value, as well as the exceptional engineering support we provide our OEM partners,” added Yozamp. “Being part of the North American rollout of an award-winning overland trailer under an esteemed SUV brand also elevates awareness of our brand to consumers. This is truly a milestone moment for Expion360.”

Expion360 Li-ion batteries are available today through more than 213 dealers, wholesalers, private-label customers, and OEMs across the country. To find your local Expion360 dealer or purchase Expion360 batteries and accessories online, go to expion360.com.

About Expion360

Expion360 is an industry leader of premium lithium batteries and accessories for recreational vehicles and the marine industry, with planned expansion into residential and industrial applications. The company sources, assembles and white-labels components and finished products.

Founded in 2016 by CEO John Yozamp, Expion360 designs and engineers its batteries out of its headquarters in Redmond, Oregon. To learn more about the company, visit expion360.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Generally, such forward-looking statements include statements regarding our expectations, possible or assumed future actions, business strategies, events or results of operations, including statements regarding our expectations or predictions or future financial or business performance or conditions and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate," or similar expressions. The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties, and assumptions. Actual results could differ materially from current projections or implied results. Factors that could cause such differences include those discussed in our filings with the SEC. Investors should read the risk factors set forth in the Company's Prospectus filed with the SEC on April 4, 2022, previous filings, subsequent filings, and future periodic reports filed with the SEC. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements following the date of this news release, whether as a result of new information, future events or otherwise, except as required by law.

“e360” and “Power the Pursuit” are trademarks of Expion360.

Expion360 Contact:

John Yozamp, CEO

Tel (541)797-6714

Expion360 Investor Contact:
Ronald Both
CMA Investor Relations
Tel (949) 432-7566
Email contact

Expion360 Media Contact:
Tim Randall
CMA Media Relations
Tel (949) 432-7572
Email contact